Exhibit 99.1

MKS Instruments Announces Closing of

Electro Scientific Industries Acquisition

ANDOVER, Mass., February 1, 2019 (GLOBE NEWSWIRE) — MKS Instruments, Inc. (NASDAQ:MKSI) (“MKS”), a global provider of technologies that enable advanced processes and improve productivity, today announced the completion of its previously announced acquisition of all of the issued and outstanding common shares of Electro Scientific Industries, Inc. (“ESI”), an innovator in laser-based manufacturing solutions for the micro-machining industry, for $30.00 per share, or approximately $1 billion.

MKS funded the transaction with a combination of available cash on hand and proceeds from a seven-year $650 million secured term loan, which was priced at 99% of par. The interest rate on the term loan is a floating rate based upon LIBOR plus 2.25%. The term loan was rated BB+ by S&P and Ba1 by Moody’s.

MKS anticipates achieving an estimated $15 million in annualized cost synergies within 18 to 36 months following the closing of the acquisition.

“We’re excited by the combination of MKS and ESI, as we expect it to broaden our position in key industrial end markets with complementary solutions while expanding our total addressable market by $2.2 billion,” said Gerald Colella, MKS’ Chief Executive Officer. “We anticipate that this combination will enhance our Surround the WorkpieceSM offerings, expand our solutions for Advanced Markets and accelerate our innovation. We plan to leverage component and systems expertise to provide rich and robust solutions to meet the challenges of our customers’ evolving technology needs.”

“This transaction demonstrates our commitment to driving shareholder value.” said Seth Bagshaw, Chief Financial Officer. “We look forward to beginning our integration work with the ESI team and believe that by applying the MKS business process, we will be able to achieve our growth and profitability goals as a combined company. Moreover, we remain committed to maintaining a robust capital structure to reduce indebtedness, as we have successfully achieved following our acquisition of Newport Corporation.”

Lazard acted as financial advisor and Barclays acted as financial advisor and lead arranger and HSBC acted as arranger for the term loan financing.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control technology, ozone generation and delivery, power, reactive gas generation, vacuum technology, lasers, photonics, sub-micron positioning, vibration control and optics. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include the semiconductor, industrial technologies, life and health sciences, research and defense. Additional information can be found at www.mksinst.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this release regarding the acquisition of ESI by MKS, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about MKS’ or ESI’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should also be considered to be forward-looking statements. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are: litigation relating to the transaction; unexpected costs, charges or expenses resulting from the transaction; the risk that disruption from the transaction materially and adversely affects the respective businesses and operations of MKS and ESI; the ability of MKS to realize the anticipated synergies, cost savings and other benefits of the transaction, including the risk that the anticipated benefits from the transaction may not be realized within the expected time period or at all; competition from larger or more established companies in the companies’ respective markets; MKS’ ability to successfully grow ESI’s business; potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the transaction; the ability of MKS to retain and hire key employees; legislative, regulatory and economic developments, including changing conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, the economy in general as well as fluctuations in net sales to MKS’ and ESI’s existing and prospective customers; the challenges, risks and costs involved with integrating the operations of ESI and the companies we have previously acquired; potential fluctuations in quarterly results, the terms of our term loan and the terms of the financing incurred in connection with the transaction; dependence on new product development; rapid technological and market change; acquisition strategy; manufacturing and sourcing risks; volatility of stock price; international operations; financial risk management, and the other factors described in MKS’ most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC and in ESI’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and in each Company’s most recent quarterly report filed with the SEC. MKS and ESI are under no obligation to, and expressly disclaim any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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Company Contact:

Seth H. Bagshaw

Senior Vice President, Chief Financial Officer and Treasurer

Telephone: 978.645.5578

Investor Relations Contacts:

Monica Gould

The Blueshirt Group

Telephone: 212.871.3927; Email: monica@blueshirtgroup.com

Lindsay Grant Savarese

The Blueshirt Group

Telephone: 212.331.8417; Email: lindsay@blueshirtgroup.com